EXHIBIT 99.1

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Commentary for the Week Ended October 10, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
10/10/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	3.17%	4.51%	15.17%
Class B Units	3.15%	4.48%	14.40%

S&P 500 Total Return Index**	-18.14%	-22.83%	-37.71%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o	For the second straight week, Grant Park’s profits were generated by short positions in the equity indices markets.
o	All equity markets worldwide experienced severe declines, some by as much as 20%.
o
The extreme market moves occurred despite a coordinated global interest rate cut by the world’s six most influential central banks.  Despite their best efforts, monetary policy officials from the U.S., Great Britain, the Eurozone, Canada, and Sweden were unable to deter the slide in global markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Softs/Agriculturals
•	Grant Park’s positions in the softs, grains and livestock markets are predominantly short.
o
Our positions earned profits as the overbearing effect of declines in the equity markets weighed on prices.  Bullish fundamentals in the corn, soybean, and wheat markets did little to stimulate the markets.  The effects of the tightening of the world’s credit market, bank failures, and a lack of investor confidence caused speculators to liquidate commodity holdings.

o
Short positions in the livestock markets capitalized on the downshift in commodities prices as well last week.  Falling grains and feed prices and a lack of wholesale demand from distributors put substantial pressure on the live and feeder cattle markets moving them alongside positions.

Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o	Although the portfolio was profitable for the week, Grant Park did endure minor setbacks in the fixed income sector.
o
The U.S. government announced Wednesday that it would be infusing additional debt into the markets in order to provide liquidity and to unfreeze the credit markets.  The news resulted in a sector wide dip which moved a number of U.S. fixed income instruments against the portfolio’s long positions.

o
Similar government actions across Europe also weighed on long positions this past week.  As the U.K.’s benchmark index, the FTSE 100, declined precipitously, the U.K. announced Wednesday that it would be adopting a £500 billion banking plan that included over £50 billion in new debt issuance.  The anticipation of a further infusion of debt from the UK and the expectation of further debt issuance from other European nations, spurred weakness across many U.K. fixed income instruments.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.